Filed Pursuant to Rule 424(b)(7)
Registration No. 333-289265
PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED AUGUST 5, 2025)
1,222,418 Shares of Common Stock

This prospectus supplement updates, amends and supplements our prospectus dated August 5, 2025.
This prospectus supplement relates to up to 1,222,418 shares of common stock, par value $0.0001 per share, of Digital Turbine, Inc. that may be offered for sale from time to time by the selling stockholders described in the “Selling Stockholders” section of this prospectus supplement (the “Selling Stockholders”). The shares of common stock are issuable upon exercise of warrants to purchase our common stock issued by us to the Selling Stockholders.
We are not offering any shares of common stock for sale under this prospectus supplement, and we will not receive any proceeds from the sale of common stock by the Selling Stockholders. We will receive proceeds from any exercise of warrants if the exercise price is paid in cash.
Our common stock is listed on the Nasdaq Capital Market under the symbol “APPS.” The last reported sale price of our common stock on October 21, 2025 was $6.68 per share.
This prospectus supplement should be read in conjunction with the prospectus. Any statement contained in the prospectus shall be deemed to be modified or superseded to the extent this prospectus supplement modifies or supersedes such statement. This prospectus supplement is not complete without, and may not be delivered or used except in connection with, the prospectus, including all amendments and supplements thereto.

Investing in these securities involves risks. Please carefully read the information under the headings “Risk Factors” beginning on page 9 of the accompanying prospectus, and “Item 1A – Risk Factors” of our most recent Annual Report on Form 10-K and any Quarterly Reports on Form 10-Q filed subsequently to such Form 10-K that are incorporated by reference in this prospectus supplement and the accompanying prospectus or under similar heading in any other document that is incorporated by reference into, this prospectus supplement and the accompanying prospectus before you invest in our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is October 22, 2025.

TABLE OF CONTENTS
PROSPECTUS SUPPLEMENT

PROSPECTUS

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ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying prospectus are part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under the shelf registration process, we may, from time to time, offer and sell any combination of our securities described in the accompanying prospectus in one or more offerings. This prospectus supplement, which describes certain matters relating to us and the Selling Stockholders, adds to and updates information contained in the prospectus and the documents incorporated by reference herein. We are providing information to you about this offering by the Selling Stockholders of our common stock in two parts. The first part is this prospectus supplement, which provides you with specific information regarding the terms of this offering and our common stock, and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which provides more general information, some of which does not apply to this offering of our common stock.
We provide information to you about this offering of shares of our common stock in this prospectus supplement, which describes the specific details regarding this offering. This prospectus supplement adds to, updates, and changes information contained in the accompanying prospectus and the information incorporated by reference therein with respect to this offering of our common stock. To the extent that any information in this prospectus supplement is inconsistent with the information in the accompanying prospectus or any information incorporated by reference therein, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement as our business, financial condition, results of operations and prospects may have changed since the earlier dates.
Before buying any of the common stock that the Selling Stockholders are offering, we urge you to carefully read this prospectus supplement and the accompanying prospectus and all of the information incorporated by reference herein and therein, as well as the additional information described under the sections titled “Where You Can Find More Information” and “Incorporation by Reference.” These documents contain important information that you should consider when making your investment decision.
Unless the context indicates otherwise, as used in this prospectus supplement and the accompanying prospectus, the terms “Digital Turbine,” “Digital Turbine, Inc.,” “Company,” “we,” “us” and “our” refer to Digital Turbine, Inc. and, where appropriate, its subsidiaries on a consolidated basis.
“Digital Turbine,” our logo, and our other registered or common law trademarks, service marks, and trade names appearing in this prospectus supplement and the accompanying prospectus are the property of Digital Turbine, Inc. Other trademarks and trade names referred to in this prospectus or any prospectus supplement are the property of their respective owners.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at www.sec.gov.
Also, using our website, www.digitalturbine.com, you can access electronic copies of documents we file with the SEC, including our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements and other information we file with the SEC. Information on our website is not incorporated by reference in this prospectus supplement or the accompanying prospectus. Access to those electronic filings is available as soon as practical after filing with the SEC. You may also request a copy of those filings, including exhibits, at no cost by writing or telephoning our principal executive office, which is:
110 San Antonio Street, Suite 160
Austin, Texas 78701
Attn: Investor Relations
(512) 387-7717
This prospectus supplement and the accompanying prospectus are part of a registration statement that we have filed with the SEC relating to the securities offered hereby and do not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities that we are offering. Forms of any indenture or other documents establishing the terms of the offered securities, as well as our certificate of incorporation and bylaws are filed as exhibits to the registration statement of which this prospectus supplement forms a part or under cover of a Current Report on Form 8-K and incorporated in this prospectus supplement and the accompanying prospectus by reference. Statements in this prospectus supplement and the accompanying prospectus about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. The registration statement, exhibits and schedules are available on the Internet website maintained by the SEC at www.sec.gov.

INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus. Information in this prospectus supplement supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus supplement and the accompanying prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus supplement. We incorporate by reference into this prospectus supplement and the accompanying prospectus the information or documents listed below that we have filed with the SEC:
•Our Annual Report on Form 10-K for the fiscal year ended March 31, 2025, filed with the SEC on June 16, 2025;
•Our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2025, filed with the SEC on August 5, 2025;
•Our Current Reports on Form 8-K filed with the SEC on May 29, 2025, August 5, 2025, September 2, 2025 and September 3, 2025;
•The portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on July 17, 2025 that we incorporated by reference into Part III of the Annual Report on Form 10-K for the fiscal year ended March 31, 2025; and
•The description of our common stock contained in Exhibit 4.3 of our Annual Report on Form 10-K filed with the SEC on June 10, 2021.
Notwithstanding the foregoing, information that we elect to furnish, but not file, or have furnished, but not filed, with the SEC in accordance with the SEC rules and regulations is not incorporated into this prospectus supplement and does not constitute a part hereof.
Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus supplement and the accompanying prospectus, or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement and the accompanying prospectus.

SELLING STOCKHOLDERS
We have prepared this prospectus supplement to allow the Selling Stockholders to sell or otherwise dispose of, from time to time, up to an aggregate of 1,222,418 shares of our common stock. Digital Turbine and the Selling Stockholders are party to that certain Financing Agreement, dated as of August 29, 2025 (the “Financing Agreement”), pursuant to which the Selling Stockholders and certain lenders as named therein (together with the Selling Stockholders the, “Lenders”) made loans and other extensions to the Company under certain term loan credit facilities on the terms and conditions as set forth therein. In connection with the Financing Agreement, on August 29, 2025 (the “Issuance Date”), the Company issued warrants to purchase an aggregate of 824,421 shares of our common stock to certain affiliates of the Lenders at an exercise price of $4.84 per share (the “Exercise Price”), which is equal to the 30-day volume-weighted average price per share of Common Stock ending on and including the trading day immediately preceding the Issuance Date. In addition, on September 15, 2025, we issued additional warrants to an affiliate of a Lender to purchase an aggregate of 397,997 shares of our common stock at the Exercise Price.
The estimated offering expenses payable by us are approximately $10,000.
The table below provides the names of the Selling Stockholders and the number of shares of our common stock offered by such Selling Stockholders under this prospectus supplement. The Selling Stockholders listed below have previously been granted registration rights with respect to the shares offered hereby pursuant to the above-described warrants. The shares offered by this prospectus supplement may be offered from time to time by the Selling Stockholders listed below. The Selling Stockholders are not obligated to sell any of their shares offered by this prospectus supplement, and reserve the right to accept or reject, in whole or in part, any proposed sale of shares. The Selling Stockholders listed below may also offer and sell less than the number of shares indicated. The Selling Stockholders are not making any representation that any shares covered by this prospectus supplement will or will not be offered for sale.
The table below is based on 111,751,703 shares of common stock outstanding as of September 30, 2025. We have prepared the table based on information given to us by, or on behalf of, the Selling Stockholders. We have not independently verified this information. Information about the Selling Stockholders may change over time. The term “Selling Stockholders” include pledgees, assignees, transferees, donees and successors-in-interest of the applicable Selling Stockholders. We may amend or supplement this prospectus supplement from time to time in the future to update or change our Selling Stockholders disclosure and shares of common stock which may be offered and sold to identify such pledgees, assignees, transferees, donees and successors-in-interest.
The table below lists the Selling Stockholders and other information regarding the beneficial ownership of the shares of common stock by each of the Selling Stockholders. The first column lists the number of shares of common stock beneficially owned by each Selling Stockholder, based on its ownership of shares of common stock, as of September 30, 2025, assuming exercise of the warrants held by the Selling Stockholders on that date, without regard to any limitations on exercises. Beneficial ownership is determined under the SEC rules and regulations and generally includes voting or investment power over securities.

	Prior to the Sale of All Shares Covered by this Prospectus Supplement			After the Sale of All Shares Covered by this Prospectus Supplement
Selling Stockholder	Common Stock	Percentage of Common Stock	Maximum Number of Shares to be Sold Pursuant to this Prospectus Supplement	Common Stock	Percentage of Common Stock
Blue Torch Credit Opportunities Fund III LP (1)	191,792	*	191,792	0	0%
Blue Torch Credit Opportunities Fund IV LP (1)	159,732	*	159,732	0	0%
Blue Torch Credit Opportunities KRS Fund LP (1)	42,720	*	42,720	0	0%
Blue Torch Credit Opportunities SBAF Fund LP (1)	142,293	*	142,293	0	0%
Blue Torch Offshore Credit Opportunities Master Fund IV LP (1)	65,089	*	65,089	0	0%
Blue Torch Credit Opportunities Unlevered Fund III LP (1)	24,302	*	24,302	0	0%
Blue Torch Offshore Credit Opportunities Master Fund III LP (1)	198,493	*	198,493	0	0%
The Varde Fund XIV (Master), L.P. (2)	44,603	*	44,603	0	0%
The Varde Raya Fund BL-O LLC (2)	42,073	*	42,073	0	0%
VP Dislocation Fund II LP (2)	311,321	*	311,321	0	0%
*Less than 1%
(1) The number of shares disclosed as being beneficially owned prior to the offering consists of shares issuable upon exercise of warrants, which warrants are held directly by the selling stockholder. The general partner of the selling stockholder is Blue Torch Credit Opportunities GP III LLC, the sole member of which is KPG BTC Management LLC, the managing member of which is Kevin Genda. The address of the selling stockholder is 150 East 58th Street, 18th floor, New York, New York 10155.
(2) The Värde Fund XIV, L.P. (“Fund XIV”) is controlled by its general partner, The Värde Fund XIV, GP, L.P. (“Fund XIV GP”). The Värde Raya Fund, L.P. (“Raya”) is controlled by its general partner, The Värde Raya Fund GP, L.P. (“Raya GP”). The VP Dislocation Fund II, L.P. (“VP DLF II”) is controlled by its general partner, The VP Dislocation Fund II GP, L.P. (“VP DLF II GP”). Each of Fund XIV GP, Raya GP, and VP DLF II GP is in turn ultimately controlled by Värde Partners, Inc. (“VPI”), which is the ultimate general partner of Fund XIV, Raya and VP DLF II. The controlling persons of VPI are its shareholders, which are natural persons and senior principals of VPI who exercise shared voting and dispositive power over the shares. The address of the selling stockholders is 350 North 5th Street, Suite 800, Minneapolis, Minnesota 55401.

For further information regarding material relationships and transactions between us and the Selling Stockholders, see our Current Report on Form 8-K filed with the SEC on September 2, 2025, which is incorporated by reference in this prospectus supplement.

PLAN OF DISTRIBUTION
The Selling Stockholders, including their respective transferees, pledgees or other successors-in-interest, may from time to time offer or sell some or all of the shares of our common stock covered by this prospectus supplement. To the extent required, this prospectus supplement may be amended and supplemented from time to time to describe a specific plan of distribution.
The Selling Stockholders may offer or sell the shares of our common stock covered by this prospectus supplement from time to time, either in increments or in a single transaction. The Selling Stockholders may also decide not to sell all the shares of our common stock that may be sold pursuant to this prospectus supplement. The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale.
The Selling Stockholders and any of their respective transferees, pledgees and other successors-in-interest may, from time to time, sell any or all of their shares of our common stock on any stock exchange, market or trading facility on which the shares are traded or quoted or in private transactions. These sales may be at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale, at fixed prices or negotiated prices. The Selling Stockholders may use any one or more of the following methods when selling shares of our common stock pursuant to this prospectus supplement:
•purchases by dealers and agents who may receive compensation in the form of discounts, concessions or commissions from the applicable Selling Stockholder or the purchasers of the shares of our common stock ;
•ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;
•block trades in which a broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•privately negotiated transactions;
•settlement of short sales, or transactions to cover short sales relating to our common stock;
•through distribution by any Selling Stockholder to its members, general or limited partners or shareholders (or their respective members, general or limited partners or shareholder);
•writing of options, whether the options are listed on an options exchange or otherwise;
•agreements with broker-dealers to sell a specified number of the securities at a stipulated price per share;
•in “at the market” offerings, as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;
•through trading plans entered into by the selling stockholders pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, that are in place at the time of an offering pursuant to this prospectus supplement and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;
•directly to purchasers, including through a specific bidding, auction or other process;
•on any national securities exchange or quotation service on which the common stock may be listed or quoted at the time of sale, including Nasdaq;
•in the over-the-counter market; in transactions otherwise than on such exchanges or services or in the over-the-counter market;

•any other method permitted by applicable law; or
•a combination of any such methods of sale.
The Selling Stockholders may enter into transactions from time to time in which the Selling Stockholders may enter into option or other types of transactions that require the Selling Stockholders to deliver shares of our common stock to a broker-dealer or any other person, who will then resell or transfer those shares of our common stock under this prospectus supplement.
The Selling Stockholders may also sell shares of our common stock covered by this prospectus supplement under any available exemption to the registration requirements of the Securities Act, including but not limited to Rule 144 under the Securities Act, rather than pursuant to this prospectus supplement.
The Selling Stockholders may enter into sale, forward sale and derivative transactions with third parties, or may sell securities not covered by this prospectus supplement to third parties in privately negotiated transactions. In connection with those sale, forward sale or derivative transactions, the third parties may sell shares of our common stock covered by this prospectus supplement, including by issuing securities that are not covered by this prospectus supplement but are exchangeable for or represent beneficial interests in shares of our common stock. The third parties also may use shares received under those sale, forward sale or derivative arrangements or shares borrowed from the Selling Stockholders or others to settle such third-party sales or to close out any related open borrowings of shares of our common stock. The third parties may deliver this prospectus supplement in connection with any such transactions. Any third party in such sale transactions may be deemed may be deemed to be “underwriters” within the meaning of the Securities Act and will be identified in a supplement to this prospectus supplement or post-effective amendment to the registration statement of which this prospectus supplement is a part as may be required.
Resales by the Selling Stockholders may be made directly to investors or through securities firms acting as brokers or dealers. Broker-dealers engaged by the Selling Stockholders may arrange for other broker-dealers to participate in sales. When resales are to be made through a securities firm, the securities firm may be engaged to act as the Selling Stockholder’s agent in the resale of shares of our common stock by the Selling Stockholder, or the securities firm may purchase shares of our common stock from the Selling Stockholder as principal and thereafter resell those shares from time to time. Securities firms may, to the extent permissible, also engage in crosses, which are transactions where the same securities firm acts as an agent for both sides of a transaction. Securities firms may, to the extent permissible, receive compensation in the form of commissions, concessions or discounts from the Selling Stockholders or the purchaser, either as agent of such purchaser or in a sale to such purchaser as principals in amounts to be negotiated. Such compensation may be in excess of customary commissions, concessions or discounts and will be in amounts to be negotiated in connection with such resales.
The Selling Stockholders may, from time to time, pledge or grant a security interest in some shares of our common stock owned by them and, if the applicable Selling Stockholder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell such shares of our common stock, from time to time, under this prospectus supplement, or under an amendment or supplement to this prospectus supplement amending the list of Selling Stockholders to include the pledgee, transferee or other successors-in-interest as Selling Stockholders under this prospectus supplement. The Selling Stockholders also may transfer shares of our common stock in other circumstances, in which case the permitted transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus supplement.
The Selling Stockholders may elect to make an in-kind distribution of our common stock to their respective members, partners or shareholders. To the extent that such members, partners or shareholders are not affiliates of ours, such members, partners or stockholders would thereby receive freely tradable shares of our common stock pursuant to the distribution through this prospectus supplement.
To the extent necessary, the specific terms of the offering of the shares of our common stock, including the specific shares to be sold, the name of the Selling Stockholder, the respective purchase prices and public offering prices, the names of any broker-dealer or agent, if any, and any applicable compensation in the form of discounts, concessions or commissions paid to agents or paid or allowed to dealers will be set forth in a supplement to this prospectus supplement or a post-effective amendment to this registration statement of which this prospectus supplement forms a part. The Selling Stockholders may, or may authorize dealers and agents to, solicit offers from specified institutions to purchase shares of our common stock. These sales may be made under “delayed delivery contracts” or other purchase contracts that provide for payment and delivery on a specified future date. If necessary, any such contracts will be described and be subject to the conditions set forth in a supplement to this prospectus supplement or a post-effective amendment to this registration statement of which this prospectus supplement forms a part.
Any broker-dealers or agents that are involved in selling the shares of our common stock pursuant to this prospectus supplement may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any compensation received by such broker-dealers or agents and any profit on the resale of the shares of our common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Discounts, concessions, commissions and other compensation, if any, that can be attributed to the sale of shares of our common stock sold hereunder will be paid by the Selling Stockholder or the purchasers.
We are required to indemnify the Selling Stockholders in the event of material misstatements or omissions attributable to us, and each Selling Stockholders are severally and not jointly obligated to indemnify us for material misstatements or omissions attributable to it.

LEGAL MATTERS
Jackson Walker L.L.P. Austin, Texas, will pass upon the validity of the shares of common stock offered hereby.
EXPERTS
The consolidated financial statements of Digital Turbine as of March 31, 2025 and 2024 and for each of the three years in the period ended March 31, 2025 and management's assessment of the effectiveness of internal control over financial reporting as of March 31, 2025 incorporated by reference in this prospectus supplement and the accompanying prospectus have been so incorporated in reliance on the report of Grant Thornton LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of such firm as experts in auditing and accounting.

PROSPECTUS
DIGITAL TURBINE, INC.
Common Stock
Preferred Stock
Debt Securities
Warrants
Units
We may issue securities from time to time in one or more offerings, in amounts, at prices and on terms determined at the time of offering. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus, which will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement before you invest.
In addition, selling securityholders to be named in a supplement to this prospectus may from time to time offer or sell our securities. To the extent that any selling securityholders resell any of our securities, the selling securityholders may be required to provide you with this prospectus and a prospectus supplement identifying and containing specific information about the selling securityholders and the amount and terms of the securities being offered. Unless the applicable prospectus supplement provides otherwise, we will not receive any of the proceeds from the sale of our securities by selling securityholders.
The securities may be sold directly to you, through agents or through underwriters and dealers. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement. The price to the public of those securities and the net proceeds we expect to receive from that sale will also be set forth in a prospectus supplement.
Our common stock, par value $0.0001 per share, is listed on the Nasdaq Capital Market under the symbol “APPS”. On August 4, 2025, the last reported sale price of our common stock on the Nasdaq Capital Market was $5.69 per share. Each prospectus supplement will indicate whether the securities offered thereby will be listed on any securities exchange.
Investing in these securities involves risks. Please carefully read the information under the headings “Risk Factors” beginning on page 9 of this prospectus and “Item 1A – Risk Factors” of our most recent Annual Report on Form 10-K and any Quarterly Reports on Form 10-Q filed subsequently to such Form 10-K that are incorporated by reference in this prospectus or under similar heading in any other document that is incorporated by reference in this prospectus and the applicable prospectus supplement before you invest in our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
This prospectus is dated August 5, 2025.
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ABOUT THIS PROSPECTUS
This prospectus is part of an automatic registration statement on Form S-3 that we filed with the Securities and Exchange Commission utilizing a “shelf” registration process as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf registration process, we or selling securityholders may from time to time sell different types of the securities described in this prospectus in one or more offerings.
This prospectus provides you with a general description of the securities we or selling securityholders may offer. Each time we sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any applicable prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by reference to the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading "Where You Can Find More Information."
We have not authorized anyone to provide you with information that is different from that contained, or incorporated by reference, in this prospectus, any applicable prospectus supplement or in any related free writing prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus and any applicable prospectus supplement or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the applicable prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at www.sec.gov.
Also, using our website, www.digitalturbine.com, you can access electronic copies of documents we file with the SEC, including our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements and other information we file with the SEC. Information on our website is not incorporated by reference in this prospectus. Access to those electronic filings is available as soon as practical after filing with the SEC. You may also request a copy of those filings, including exhibits, at no cost by writing or telephoning our principal executive office, which is:
110 San Antonio Street, Suite 160
Austin, Texas 78701
Attn: Investor Relations
(512) 387-7717
This prospectus and any prospectus supplement is part of a registration statement that we have filed with the SEC relating to the securities offered hereby and does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities that we are offering. Forms of any indenture or other documents establishing the terms of the offered securities are filed as exhibits to the registration statement of which this prospectus forms a part or under cover of a Current Report on Form 8-K and incorporated in this prospectus by reference. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. The registration statement, exhibits and schedules are available on the Internet website maintained by the SEC at www.sec.gov.

INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” the information we have filed with the SEC, which means that we can disclose important information to you by referring you to those publicly-available documents. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (in each case, other than those documents or the portions of those documents furnished pursuant to Items 2.02 or 7.01 of any Current Report on Form 8-K and, except as may be noted in any such Form 8-K, exhibits filed on such form that are related to such information), until the offering of the securities under the registration statement of which this prospectus forms a part is terminated or completed:
•Our Annual Report on Form 10-K for the fiscal year ended March 31, 2025, filed with the SEC on June 16, 2025;
•Our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2025, filed with the SEC on August 5, 2025;
•Our Current Report on Form 8-K filed with the SEC on May 29, 2025;
•The portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on July 17, 2025 that we incorporated by reference into Part III of the Annual Report on Form 10-K for the fiscal year ended March 31, 2025; and
•The description of our common stock contained in Exhibit 4.3 of our Annual Report on Form 10-K filed with the SEC on June 10, 2021.

Notwithstanding the foregoing, information that we elect to furnish, but not file, or have furnished, but not filed, with the SEC in accordance with the SEC rules and regulations is not incorporated into this Registration Statement and does not constitute a part hereof.
Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus, or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

FORWARD-LOOKING STATEMENTS
This prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein contain forward-looking statements within the meaning of the federal securities laws, which statements involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. You can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would,” the negative of such terms, and other similar expressions that are intended to identify forward-looking statements. These forward-looking statements are based on management’s current expectations, assumptions, hopes, beliefs, intentions and strategies regarding future events and are based on currently available information as to the outcome and timing of future events. We caution you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond our control, incident to our business.
These forward-looking statements are based on information available as of the date they were made and reflect management’s expectations, forecasts and assumptions as of such date, and involve a number of judgments, known and/or unknown risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date. We do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable law.
You should not place undue reliance on these forward-looking statements. Should one or more of a number of known and unknown risks and uncertainties materialize, or should any of our assumptions prove incorrect, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include, but are not limited to:

Risks Specific to our Business

•Our transformation activities and reduction in force may not adequately reduce our operating costs or improve our operating margins or cash flows, may lead to additional workforce attrition and may cause operational disruptions.
•We have a history of net losses.
•We have a limited operating history for our current portfolio of assets.
•Our operations are global in scope, and we face added business, political, regulatory, legal, operational, financial and economic risks as a result of our international operations.
•Our financial results could vary significantly from quarter-to-quarter and are difficult to predict.
•A significant portion of our revenue is derived from a limited number of wireless carriers and customers.
•The risk of impairment of our goodwill.
•The effects of the current and any future general downturns in the U.S. and the global economy, including financial market disruptions.
•Our products, services and systems rely on software that is highly technical, and if it contains errors or viruses, our business could be adversely affected.
•Our business may involve the use, transmission and storage of confidential information and personally identifiable information, and the failure to properly safeguard such information could result in significant reputational harm and monetary damages.
•Our business and reputation could be impacted by information technology system failures and network disruptions.

•System security risks and cyber-attacks could disrupt our internal operations or information technology services provided to customers.
•Our business may suffer if we are unable to hire and retain key talent.
•Our corporate culture has contributed to our success, and if we cannot maintain this culture, we could lose the innovation, creativity, passion and teamwork that we believe contribute to our success and our business may be harmed.
•If we make future acquisitions, this could require significant management attention and disrupt our business.
•Adverse effects of negative developments affecting the financial services industry, including events or concerns involving liquidity, defaults, or non-performance by financial institutions.
•Entry into new lines of business, and our offering of new products and services, resulting from our investments may result in exposure to new risks.
•Litigation may harm our business.
Risks Related to the Mobile Advertising Industry

•The mobile advertising business is an intensely competitive industry, and we may not be able to compete successfully.
•The markets for our products and services are rapidly evolving and may decline or experience limited growth.
•Our business is dependent on the continued growth in usage of smartphones and other mobile connected devices.
•Wireless technologies are changing rapidly, and we may not be successful in working with these new technologies.
•The complexity of and incompatibilities among mobile devices may require us to use additional resources for the development of our products and services.
•If wireless subscribers do not continue to use their mobile devices to access mobile content and other applications, our business growth and future revenue may be adversely affected.
•A shift of technology platform by wireless carriers and mobile device manufacturers could lengthen the development period for our offerings, increase our costs, and cause our offerings to be published later than anticipated.
•Actual or perceived security vulnerabilities in devices or wireless networks could adversely affect our revenue.
•We may be subject to legal liability associated with providing mobile and online services.
•Risks of public health issues, such as a major epidemic or pandemic.
•Risk related to geopolitical conditions and the global economy, including conflicts, financial markets, and inflation, global supply chain, and tariffs.
•Risk related to the geopolitical relationship between the U.S. and China or changes in China’s economic and regulatory landscape, including recent tariff increases and trade tensions.
Risks Related to Laws and Regulations

•We are subject to rapidly changing and increasingly stringent laws, regulations and contractual requirements related to privacy, data security, and protection of children.
•We are subject to anti-corruption, import/export, government sanction, and similar laws, especially related to our international operations.
•Our ability to use our net operating losses, credits, and certain other tax attributes to offset future taxable income or taxes may be subject to certain limitations.
•Regulatory requirements pertaining to the marketing, advertising, and promotion of our products and services.
•Government regulation of our marketing methods could restrict or prevent our ability to adequately advertise and promote our content, products and services available in certain jurisdictions.
Risks Related to Our Intellectual Property and Potential Liability

•Third parties may obtain and improperly use our intellectual property; and if so, our competitive position may be adversely affected, particularly if we do not, or are unable to, adequately protect our intellectual property rights.
•Third parties may sue us for intellectual property infringement, which may prevent or limit our use of the intellectual property and disrupt our business and could require us to pay significant damage awards.
•Our platform contains open source software.
•Indemnity provisions in various agreements potentially expose us to substantial liability for intellectual property infringement, damages caused by malicious software, and other losses.

Risks Relating to Our Common Stock and Capital Structure

•We have secured and unsecured indebtedness, which could limit our financial flexibility.
•To service our debt and fund our other obligations and capital requirements, we will require a significant amount of cash, and our ability to generate cash will depend on many factors beyond our control.
•The market price of our common stock is likely to be highly volatile and subject to wide fluctuations, and you may be unable to resell your shares at or above the current price or the price at which you purchased your shares.
•Risk of not being able to raise capital to grow our business.
•Risk to trading volume of lack of securities or industry analysts research coverage.
•A material weakness in our internal control over financial reporting and disclosure controls and procedures could, if not remediated, result in material misstatements in our financial statements.
•Maintaining and improvising financial controls and being a public company may strain resources.
•Anti-takeover provisions in our charter documents could make an acquisition of our company more difficult.
•Our bylaws designate Delaware as the exclusive forum for certain disputes.
•Other risks and uncertainties described in this prospectus, including those set forth under the heading “Risk Factors” and any risk factors described in any amendments or supplements to this prospectus and in the documents incorporated by reference herein.

Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, our actual results may differ significantly from those anticipated, believed, estimated, expected, intended, or planned. Except as required by applicable law, we do not undertake any obligation to update any forward-looking statements. Accordingly, investors should use caution in relying on past forward-looking statements, which are based on known results and trends at the time they are made, to anticipate future results or trends.
Except as otherwise required by law, we disclaim any duty to update any forward-looking statements, all of which are qualified by the statements in this section, to reflect events or circumstances after the date of this prospectus. See also “Where You Can Find More Information.”

PROSPECTUS SUMMARY
This summary highlights selected information that is presented in greater detail elsewhere, or incorporated by reference, in this prospectus. It does not contain all of the information that may be important to you and your investment decision. Before investing in our securities, you should carefully read this entire prospectus, including the matters set forth under the section of this prospectus captioned “Risk Factors” and the financial statements and related notes and other information that we incorporate by reference herein, including our most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q filed subsequently to such Form 10-K.
Unless the context otherwise indicates, the use of the terms “we,” “our," “us,” “Digital Turbine,” “DT,” or the “Company” refer to the collective businesses and operations of Digital Turbine, Inc. through its operating and wholly-owned subsidiaries.
Company Overview
Digital Turbine, Inc., through its subsidiaries, is a leading independent mobile growth platform that levels up the landscape for advertisers, publishers, carriers, and device original equipment manufacturers (“OEMs”). We offer end-to-end products and solutions leveraging proprietary technology to all participants in the mobile application ecosystem, enabling brand discovery and advertising, user acquisition and engagement, and operational efficiency for advertisers. In addition, our products and solutions provide monetization opportunities for OEMs, carriers, and application (“app” or “apps”) publishers and developers.
Risk Factors
Investing in our securities involves numerous risks and uncertainties, including the risks and uncertainties described in the section titled “Risk Factors” and elsewhere in this prospectus, any prospectus supplement, and in any documents incorporated by reference into this prospectus. You should carefully consider these risks and uncertainties before investing in our securities.
Corporate Information
Our principal executive offices are located at 110 San Antonio Street, Suite 160, Austin, Texas 78701. Our telephone number is (512) 387-7717. Our website is https://www.digitalturbine.com. Information contained on, or that can be accessed through, our website is not a part of, and is not incorporated into, this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.
“Digital Turbine,” our logo, and our other registered or common law trademarks, service marks, and trade names appearing in this prospectus or any prospectus supplement are the property of Digital Turbine, Inc. Other trademarks, service marks and trade names referred to in this prospectus or any prospectus supplement are the property of their respective owners.

RISK FACTORS
An investment in our securities involves a high degree of risk. You should carefully consider the risk factors and all of the other information included in, or incorporated by reference into, this prospectus, including those included in our most recent Annual Report on Form 10-K and, if applicable, in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed subsequently to such Form 10-K that are incorporated herein by reference, as may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future, in evaluating an investment in our securities. If any of these risks were to occur, our business, financial condition or results of operations could be adversely affected. In that case, the trading price of our securities could decline and you could lose all or part of your investment. When we offer and sell any securities pursuant to a prospectus supplement, we may include additional risk factors relevant to such securities in the prospectus supplement. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

USE OF PROCEEDS
We will retain broad discretion over the use of the net proceeds to us from the sale of our securities under this prospectus. Unless we specify otherwise in the applicable prospectus supplement, the net proceeds we receive from the sale of the securities offered by this prospectus and any prospectus supplement will be used for general corporate purposes. General corporate purposes may include any of the following:
•repaying debt;
•providing working capital;
•funding capital expenditures; or
•funding the expansion of our business and possible acquisitions.
Unless the applicable prospectus supplement provides otherwise, we will not receive any of the proceeds from the sale of our securities by selling securityholders.

DESCRIPTION OF CAPITAL STOCK
The following is a description of our common stock and preferred stock. For the complete terms of our common stock and preferred stock, please refer to our certificate of incorporation, as amended, and our bylaws, as amended, which have been previously filed with the SEC, and are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. The terms of these securities may also be affected by the General Corporation Law of the State of Delaware.
Authorized Capitalization
We have 202,000,000 shares of capital stock authorized under our certificate of incorporation, consisting of 200,000,000 shares of common stock, par value $0.0001 per share, and 2,000,000 shares of preferred stock, par value $0.0001 per share, of which 100,000 have been designated as Series A Convertible Preferred Stock, or Series A Preferred Stock. Our authorized shares of common stock and preferred stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any national securities exchange on which our securities may be listed or traded. If the approval of our stockholders is not so required, our board of directors may determine not to seek stockholder approval.
Common Stock
Holders of our common stock are entitled to such dividends as may be declared by our board of directors out of funds legally available for such purpose, subject to any preferential dividend rights of any then outstanding preferred stock. The shares of common stock are neither redeemable nor convertible. Holders of common stock are not entitled to preemptive or subscription rights to purchase any of our securities under our charter documents.
Each holder of our common stock is entitled to one vote for each such share outstanding in the holder’s name. No holder of common stock is entitled to cumulate votes in voting for directors.
In the event of our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive pro rata our assets that are legally available for distribution, after payments of all debts and other liabilities and subject to the prior rights of any holders of preferred stock then outstanding. All of the outstanding shares of our common stock are, and the shares of common stock issued upon the conversion of any securities convertible into our common stock will be, fully paid and non-assessable.
Preferred Stock
Our certificate of incorporation permits us to issue up to 2,000,000 shares of preferred stock in one or more series and with rights and preferences that may be fixed or designated by our board of directors without any further action by our stockholders.
Subject to the limitations prescribed in our certificate of incorporation and under Delaware law, our certificate of incorporation authorizes our board of directors, from time to time by resolution and without further stockholder action, to provide for the issuance of shares of preferred stock, in one or more series, and to fix the designation, powers, preferences and other rights of the shares and to fix the qualifications, limitations and restrictions thereof. Although our board of directors has no present intention to issue any additional preferred stock, the issuance of preferred stock could adversely affect the rights of holders of our common stock, including with respect to voting, dividends and liquidation, by issuing shares of preferred stock with certain voting, conversion and/or redemption rights.
There are no restrictions on our ability to repurchase or redeem shares of preferred stock while there is any arrearage in the payment of dividends or sinking fund installments.
Series A Convertible Preferred Stock
We currently have 100,000 shares of our Series A Preferred Stock designated, and as of March 31, 2025, we had 100,000 shares of our Series A Preferred Stock outstanding. While shares of our Series A Preferred Stock are outstanding, holders of the Series A Preferred Stock are entitled to receive any dividends if and when declared by our board of directors on our common stock on an as-converted basis.
The Series A Preferred Stock is convertible at any time at the option of the holder into shares of our common stock based on dividing the original purchase price plus the amount of any accumulated but unpaid dividends by the conversion price then in effect (as may be adjusted). Such conversion price may be adjusted in the case of changes to our capital structure, including, but not limited to, stock splits, stock combinations, mergers or reorganizations.
The Series A Preferred Stock is entitled to vote together with the common stock as a single class (on an as-converted to common stock basis) on any matters submitted to the holders of our common stock, together with any other voting rights provided to the Series A Preferred Stock under the General Corporation Law of the State of Delaware or other applicable law.
The Series A Preferred Stock is entitled to receive, prior and in preference to our common stock or any other class designated as junior to the Series A Preferred Stock, upon our liquidation, dissolution or winding up, whether voluntary or involuntary, or in the event of insolvency, an amount per share equal to the greater of (i) $10.00 per share of Series A Preferred Stock (subject to certain adjustments) or (ii) such amount per share as would have been payable had the Series A Preferred Stock been converted into our common stock immediately prior to such liquidation, dissolution or winding up. Each holder of Series A Preferred Stock also has the right to a cash-out election to treat certain transactions as a liquidation, dissolution or winding up, including a consolidation or merger of the Company (excluding a transaction involving a reincorporation or a merger with a wholly-owned subsidiary), a sale of all or substantially all of our assets, the issuance by us in a single or integrated transaction shares of our common stock (or securities convertible into our common stock) representing a majority of the shares of our common stock outstanding immediately following such issuance, or any other form of acquisition where we are the target and a change of control occurs such that the acquirer has the power to elect a majority of our board of directors.
Anti-Takeover Effects of Certain Provisions of Delaware Law
The following is a summary of certain provisions of Delaware law. This summary does not purport to be complete and is qualified in its entirety by reference to the corporate law of Delaware and our certificate of incorporation and bylaws.
Effect of Delaware Anti-Takeover Statute. We may be subject to Section 203 of the Delaware General Corporation Law, an anti-takeover law. In general, Section 203 prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:
•prior to that date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;
•upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares of voting stock outstanding (but not the voting stock owned by the interested stockholder) those shares owned by persons who are directors and officers and by excluding employee stock plans in which employee participants do not have the right to determine whether shares held subject to the plan will be tendered in a tender or exchange offer; or
•on or subsequent to that date, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66⅔% of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines “business combination” to include the following:
•any merger or consolidation involving the corporation and the interested stockholder;
•any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;
•subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;
•any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or
•the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.
In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation, or who beneficially owns 15% or more of the outstanding voting stock of the corporation at any time within a three-year period immediately prior to the date of determining whether such person is an interested stockholder, and any entity or person affiliated with or controlling or controlled by any of these entities or persons.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Equiniti Trust Company (formerly American Stock Transfer & Trust Company).

DESCRIPTION OF DEBT SECURITIES
The following description, together with the additional information we include in any applicable prospectus supplement, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.
We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.
The debt securities will be issued under an indenture between us and a trustee to be identified in an accompanying prospectus supplement. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part and you should read the indenture for provisions that may be important to you. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.
General
The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).
We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered the aggregate principal amount and the following terms of the debt securities, if applicable:
•the title and ranking of the debt securities (including the terms of any subordination provisions);
•the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;
•any limit upon the aggregate principal amount of the debt securities;
•the date or dates on which the principal of the securities of the series is payable;
•the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;
•the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;
•the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;
•any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;
•the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;
•whether the debt securities will be issued in the form of certificated debt securities or global debt securities;
•the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;
•the currency of denomination of the debt securities, which may be United States dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;
•the designation of the currency, currencies or currency units in which payment of principal of, premium, if any, and interest on the debt securities will be made;
•if payments of principal of, premium, if any, or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;
•the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;
•any provisions relating to any security provided for the debt securities;
•any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;
•any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;
•any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;
•any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities; and
•whether any of our direct or indirect subsidiaries will guarantee the debt securities of that series, including the terms of subordination, if any, of such guarantees.
We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.
If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange
Each debt security will be represented by either one or more global securities registered in the name of a clearing agency registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which we refer to as the depositary, or a nominee of the depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.
Certificated Debt Securities
You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.
You may effect the transfer of certificated debt securities and the right to receive the principal of, premium, if any, and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.
Global Debt Securities and Book-Entry System
Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the depositary, and registered in the name of the depositary or a nominee of the depositary.
Covenants
We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.
No Protection in the Event of a Change of Control
Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) that could adversely affect holders of debt securities.
Consolidation, Merger and Sale of Assets
We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person, which we refer to as a successor person, unless:
•we are the surviving entity or the successor person (if other than us) is a corporation, partnership, trust or other entity organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture; and
•immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing.
Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us.
Events of Default

“Event of Default” means with respect to any series of debt securities, any of the following:
•default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);
•default in the payment of principal of any security of that series at its maturity;
•default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee, or we and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;
•certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of us; and
•any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement.
No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.
We will provide the trustee written notice of any Default or Event of Default within 30 days of becoming aware of the occurrence of such Default or Event of Default, which notice will describe in reasonable detail the status of such Default or Event of Default and what action we are taking or propose to take in respect thereof.
If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.
The indenture provides that the trustee may refuse to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in performing such duty or exercising such right or power. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:
•that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and
•the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered indemnity or security satisfactory to the trustee, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.
Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium, if any, and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.
The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall send to each securityholder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such Default or Event of Default. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities.
Modification and Waiver
We and the trustee may modify, amend or supplement the indenture or the debt securities of any series without the consent of any holder of any debt security:
•to cure any ambiguity, defect or inconsistency;
•to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;
•to provide for uncertificated securities in addition to or in place of certificated securities;
•to add guarantees with respect to debt securities of any series or secure debt securities of any series;
•to surrender any of our rights or powers under the indenture;
•to add covenants or events of default for the benefit of the holders of debt securities of any series;
•to comply with the applicable procedures of the applicable depositary;
•to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;
•to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or
•to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act.
We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:
•reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;
•reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;
•reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;
•reduce the principal amount of discount securities payable upon acceleration of maturity;
•waive a default in the payment of the principal of, premium, if any, or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);
•make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;
•make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium, if any, and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or
•waive a redemption payment with respect to any debt security.
Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.
Defeasance of Debt Securities and Certain Covenants in Certain Circumstances
Legal Defeasance
The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the irrevocable deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money or U.S. government obligations in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium, if any, and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.
This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.
Defeasance of Certain Covenants
The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:
•we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and
•any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series.
•We refer to this as covenant defeasance. The conditions include:
•depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities;
•delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.
No Personal Liability of Directors, Officers, Employees or Stockholders
None of our past, present or future directors, officers, employees or stockholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.
Governing Law
The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York.
The indenture will provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the debt securities or the transactions contemplated thereby.
The indenture will provide that any legal suit, action or proceeding arising out of or based upon the indenture or the transactions contemplated thereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York, and we, the trustee and the holder of the debt securities (by their acceptance of the debt securities) irrevocably submit to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The indenture will further provide that service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in the indenture will be effective service of process for any suit, action or other proceeding brought in any such court. The indenture will further provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the courts specified above and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum.

DESCRIPTION OF WARRANTS
We may issue warrants to purchase debt securities, preferred stock or common stock. We may offer warrants separately or together with one or more additional warrants, debt securities, preferred stock or common stock, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the applicable prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the expiration date of the warrants. The applicable prospectus supplement will also describe the following terms of any warrants:
•the specific designation and aggregate number of, and the offering price at which we will issue, the warrants;
•the currency or currency units in which the offering price, if any, and the exercise price are payable;
•the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;
•whether the warrants are to be sold separately or with other securities as parts of units;
•whether the warrants will be issued in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;
•any applicable material U.S. federal income tax consequences;
•the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;
•the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;
•the designation and terms of any equity securities purchasable upon exercise of the warrants;
•the designation, aggregate principal amount, currency and terms of any debt securities that may be purchased upon exercise of the warrants;
•if applicable, the designation and terms of the debt securities, preferred stock or common stock with which the warrants are issued and the number of warrants issued with each security;
•if applicable, the date from and after which any warrants issued as part of a unit and the related debt securities, preferred stock or common stock will be separately transferable;
•the number of shares of preferred stock or the number of shares of common stock purchasable upon exercise of a warrant and the price at which those shares may be purchased;
•if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;
•information with respect to book-entry procedures, if any;
• the antidilution provisions, and other provisions for changes to or adjustment in the exercise price, of the warrants, if any;
•any redemption or call provisions; and
•any additional terms of the warrants, including terms, procedures and limitations relating to the exchange or exercise of the warrants.

Further terms of the warrants and the applicable warrant agreement will be set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS
We may issue units comprising two or more securities described in this prospectus in any combination. For example, we might issue units consisting of a combination of debt securities and warrants to purchase common stock. The following description sets forth certain general terms and provisions of the units that we may offer pursuant to this prospectus. The particular terms of the units and the extent, if any, to which the general terms and provisions may apply to the units so offered will be described in the applicable prospectus supplement.
Each unit will be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, the unit will have the rights and obligations of a holder of each included security. Units will be issued pursuant to the terms of a unit agreement, which may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date. A copy of the forms of the unit agreement and the unit certificate relating to any particular issue of units will be filed with the SEC each time we issue units, and you should read those documents for provisions that may be important to you. For more information on how you can obtain copies of the forms of the unit agreement and the related unit certificate, see the section of this prospectus titled “Where You Can Find More Information.”
The prospectus supplement relating to any particular issuance of units will describe the terms of those units, including, to the extent applicable, the following:
•the designation and terms of the units and the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•any provision for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and
•whether the units will be issued in fully registered or global form.

SELLING SECURITYHOLDERS
Information about selling securityholders, if applicable, will be set forth in a prospectus supplement, in a post-effective amendment to this registration statement, or in filings we make with the SEC under the Exchange Act that are incorporated by reference.

PLAN OF DISTRIBUTION
We and selling securityholders may sell securities:
•through underwriters;
•through dealers;
•through agents;
•directly to purchasers; or
•through a combination of any of these methods of sale.
In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing securityholders.
We or selling securityholders may directly solicit offers to purchase securities or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act of 1933, as amended (the “Securities Act”), and describe any commissions that we must pay. Any such agent will be acting on a commercially reasonable efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.
The distribution of the securities may be effected from time to time in one or more transactions:
•at a fixed price or prices that may be changed from time to time;
•at market prices prevailing at the time of sale;
•at prices related to such prevailing market prices; or
•at negotiated prices.
Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.
The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:
•the name of the agent or any underwriters;
•the public offering or purchase price;
•if applicable, the names of any selling securityholders;
•any discounts and commissions to be allowed or paid to the agent or underwriters;
•all other items constituting underwriting compensation;
•any discounts and commissions to be allowed or paid to dealers; and
•any exchanges on which the securities will be listed.
If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we, selling securityholders, or both will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

If a dealer is utilized in the sale of the securities in respect of which the prospectus is delivered, we, selling securityholders or both will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.
If we offer securities in a subscription rights offering to our existing securityholders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.
Agents, underwriters, dealers and other persons may be entitled under agreements that they may enter into with us and selling securityholders to indemnification by us against certain civil liabilities, including liabilities under the Securities Act.
Selling securityholders may be deemed to be underwriters under the Securities Act in connection with the securities they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act.
If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:
•the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and
•if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery.
The underwriters and other persons acting as agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.
Certain agents, underwriters and dealers, and their associates and affiliates, may be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.
In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may over-allot in connection with the offering, creating a short position for their own accounts. In addition, to cover over-allotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.
Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than one scheduled business day after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities before the original issue date for your securities, you may be required to make alternative settlement arrangements to prevent a failed settlement.
In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). We or one of our affiliates may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus or otherwise.
The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

LEGAL MATTERS
Certain legal matters in connection with the securities offered pursuant to this prospectus will be passed upon by Jackson Walker L.L.P., Austin, Texas. Additional legal matters may be passed on for us, selling securityholders, or any underwriters, dealers or agents by counsel we will name in the applicable prospectus supplement.
EXPERTS
The financial statements and management's assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.